Exhibit 3.5

Articles of Incorporation

(effective as of November 4, 2010)

(PURSUANT TO NRS 78)

1.	Name of Corporation	TRIANGLE PETROLEUM CORPORATION

2.	Resident Agent	The Corporation Trust Company of Nevada
	Name and Street	Name
	Address:	6100 Neil Road, Suite 500			Reno	Nevada	89511
	(must be a Nevada	Street Address			City	State	Zip Code
	address where process	None
	may be served)	Optional Mailing Address			City	State	Zip Code

3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value:	70,000,000	Par value:	0.00001	Number of shares without par value:	None

4.	Name & Addresses,	1. Sergei Stetsenko
	of Board of Directors/	Name
	Trustees:	Omitted for filing purposes
	(attach additional page	Street Address			City	State	Zip Code
	there is more than 3	2. Maryna Bilynska
	directors/trustees)	Name
Omitted for filing purposes
		Street Address			City	State	Zip Code

5.	Purpose: (optional - see instructions)	The purpose of this Corporation shall be: To engage in and carry on any lawful business activity.

6.	Names, Address	Conrad C. Lysiak		/s/ Conrad C. Lysiak
	and Signature of	Name		Signature
	Incorporator.	601 West First Avenue, Suite 503		Spokane, Washington 99201
	(attach additional page	Address		City		State	Zip Code
there is more than 1
incorporator)

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
	Acceptance of	/s/ Kathleen C. Gariepy, Assistant Secretary					12-10-03
	Appointment of	Authorized Signature of R. A. or On Behalf of R. A. Company					Date
Resident Agent:

8.	Reverse Stock Split.	In conjunction with the reduction of the corporation’s number of authorized shares of common stock from 150,000,000 shares (par value $0.00001 per share) to 70,000,000 shares (par value $0.00001 per share), the corporation will effect a 1 for 10 reverse stock split of its issued and outstanding shares of common stock.